Exhibit 99.1

VAPE Holdings Announces Closing of Agreement to Restructure and Consolidate Outstanding Debt

AGOURA HILLS, CA--(Marketwired - Mar 7, 2016) - VAPE Holdings, Inc. (OTCQB: VAPE) (the "Company" or "VAPE"), a holding company focused on providing healthy, efficient, and sustainable vaporization products, announced today the closing of the first tranche of a debt restructuring and consolidation plan targeting the Company's approximately $1,000,000 in convertible debt.

On March 1, 2016, the Company closed agreements to buy-out and restructure two convertible debtholders (Typenex Co-Investment and Redwood) holding an aggregate of $330,000 in convertible debt. This represents the first tranche of a proposed complete restructuring and consolidation of the Company's convertible debt into one financing partner that will act reasonably with respect to conversions into the market. The Company had previously entered into a term sheet with the financing partner to buy-out and restructure up to $1,000,000 in convertible debt.

The Company is planning to repay all outstanding convertible debt held by its sole financing partner. The Company is also in discussions with its financing partner regarding long-term equity financing that is not a convertible debt structure. VAPE is not taking on any new debt or capital in connection with this restructuring plan.

"One of my initial goals when coming on as CEO of VAPE was to address its convertible debt situation. This is the first step of a strategic, long-term financing plan to restructure and consolidate VAPE's debt and to manage VAPE's capital needs moving forward. Our hope is that this consolidation and restructuring of the debt into a single noteholder will limit the number of competing parties selling into the market affecting VAPE's stock price," stated Justin Braune, CEO of VAPE. "We are in discussions with our remaining noteholders and our financing partner to ultimately restructure 100% of the outstanding debt."

"With the successful launch of multiple new products under Hive Ceramics and the amazing reception of newly launched vaporizer and lifestyle brand Revival, VAPE is focusing on the future while addressing its past debt issues. We are changing our methods of financing and operating the Company with a goal of increasing clarity and reporting of our operations. Over the course of 2016 we will focus on having all subsidiaries generate positive cash flow, reducing our need to raise operating capital," said Mr. Braune.

About VAPE Holdings, Inc.

VAPE Holdings, Inc. focuses on designing, marketing, and distributing various vaporization products. The company offers medical and food grade ceramic products primarily under the HIVE Ceramics brand throughout North America, Europe and South America. HIVE offers a nonporous, non-corrosive, chemically inert ceramic vaporization element, which can be used for a range of applications, including stand-alone vaporization products and electronic cigarettes. The company is based in Agoura Hills, California.

For more information on HIVE Ceramics and to visit our e-commerce site, please visit: http://www.hiveceramics.com.

For more information on Revival and to visit our e-commerce site, please visit: http://www.revivalvapes.com.

From time to time, VAPE Holdings will provide market updates and news via its website http://www.vapeholdings.com/ or the Company's Facebook page at http://on.fb.me/1d5c7iO.

Cautionary Language Concerning Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for VAPE Holdings' products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in VAPE Holdings' filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level. For a more detailed description of the risk factors and uncertainties affecting VAPE Holdings please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov. VAPE Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations:
Bradford Long
info@growthcircle.com
(888) 518-3274